UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Copies to:
D. Grant Seabolt, Jr.
Seabolt Law Group
2101 Cedar Springs Rd., Suite 1050
Dallas, Texas 75201
Phone: (214) 871-5079
Fax: (214) 347-0578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

    On April 04, 2012, the Audit Committee of the Board of Directors authorized the engagement of KMJ Corbin & Company, LLP (hereinafter called "KMJ"), a California CPA firm, with offices at 555 Anton Blvd, Suite 1000, Costa Mesa, CA, as the Company’s new independent registered public accounting firm for the 2011 and 2012 fiscal years.  The decision to change accountants was recommended and approved by the Company's Board of Directors, effective March 30, 2012.  During the two most recent fiscal years ended December 31, 2010 and 2009 and for the subsequent interim period through the date of this report, KMJ has not been engaged as independent accountants to audit the consolidated financial statements of the Company, nor has it been consulted regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.  The Company previously reported the resignation of its prior independent accountants in its Current Report on Form 8-K dated January 25, 2012.

    The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: April 10, 2012	By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer